Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 2021, relating to the financial statements of Tanger Factory Outlet Centers, Inc., and the effectiveness of Tanger Factory Outlet Centers, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Tanger Factory Outlet Centers, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

February 23, 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 23, 2021, relating to the financial statements of Tanger Properties Limited Partnership, and the effectiveness of Tanger Properties Limited Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Tanger Properties Limited Partnership for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina

February 23, 2021